UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/23/2012

Commission File Number

001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2012, we held our annual meeting of stockholders. A total of 30,288,477 shares were represented in person or by proxy at the meeting. Our stockholders considered four proposals as described in our proxy statement filed on April 10, 2012. The final results of the voting on each matter submitted to our stockholders at the annual meeting are set forth below.

Proposal 1 – Election of Class III Directors. The stockholders elected the nominees for Class III director by the vote shown below.

Nominee	Votes “For”	Votes “Withheld”	Broker Non-Votes
Steven J. Demetriou	27,909,475	404,241	1,974,761
Kevin M. Fogarty	27,955,079	358,637	1,974,761
Karen A. Twitchell	27,960,200	353,516	1,974,761

Proposal 2 – Advisory Vote on the Compensation of the Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of our named executive officers.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
27,834,149	460,658	18,909	1,974,761

Proposal 3 – Adoption of the Kraton Performance Polymers, Inc. 2013 Cash Incentive Plan. The stockholders approved our 2013 Cash Incentive Plan.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
27,528,341	673,849	111,526	1,974,761

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the retention of KPMG as our independent registered public accounting firm for 2012.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
30,085,416	187,747	15,314	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: May 25, 2012	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer